Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-81636, 333-81638, 333-81642, 333-91660, 333-113183, 333-116860 and 333-116862) and on Form S-3 (No. 333-103918) of MeadWestvaco Corporation of our report dated January 29, 2004, except as to the restatement described in Note A as to which the date is March 11, 2005, relating to the restated financial statements, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 14, 2005